UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 16, 2015

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal Mr. Skibsted offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates,” should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the SEC under the heading “Risk Factors” and other filings that BioTime may make with the Securities and Exchange Commission.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, BioTime disclaims any intent or obligation to update these forward-looking statements.

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement.

On November 16, 2015, we entered into an Employment Agreement with Russell Skibsted, our new Chief Financial Officer.  Information concerning that agreement may be found in Item 5.02 of this Report and is incorporated into this Item 1.01 by reference.

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

We have appointed Russell Skibsted as our Chief Financial Officer, effective November 16, 2015.  Mr. Skibsted comes to BioTime from Proove Biosciences, Inc. where he had served as Chief Financial Officer since 2014.  From 2013 to 2014 Mr. Skibsted was Managing Director and Chief Financial Officer of RSL Ventures, where he provided financial consulting services to public and private companies in the life sciences sector.  Mr. Skibsted served as Senior Vice President, Chief Financial Officer and Secretary of Aeolus Pharmaceuticals, a publicly traded biopharma company, from 2010 to 2013, and was Senior Vice President and Chief Business Officer of Spectrum Pharmaceuticals, a publicly traded biopharmaceutical company, from 2006 to 2009.  Previously, from 2004 to 2006, Mr. Skibsted served as Chief Financial Officer of Hana Biosciences, and from 2000 to 2004 he served as Chief Financial Officer and Portfolio Management Partner of Asset Management Company, a venture capital firm.  Mr. Skibsted holds a B.A. in economics from Claremont McKenna College and an MBA from the Stanford Graduate School of Business.

Employment Agreement

We have entered into an Employment Agreement with Mr. Skibsted pursuant to which he will receive an annual salary of $360,000 and a grant of options to purchase 450,000 BioTime common shares at an exercise price of $3.36 per share.  Mr. Skibsted’s stock options are subject to the terms and conditions of a Stock Option Agreement and our Equity Incentive Plan.  Twenty-five percent of his options will vest, and thereby become exercisable, upon the completion of one year of employment by BioTime or a subsidiary, and the balance will vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon his continued employment by BioTime or a subsidiary, and will expire if not exercised within ten years from the date of grant.

Mr. Skibsted may be eligible for an annual bonus equal to twenty-five percent (25%) of his base annual salary, as may be approved by the Board of Directors in its discretion, based on his performance and achievement of goals or milestones set by the Board of Directors from time to time.  Ms. Skibsted will be eligible to participate in BioTime’s benefit programs, including, but not limited to retirement, pension, life, health, accident and disability insurance, equity compensation or other similar employee benefit plans which may be adopted by BioTime for its employees on the same terms as similarly situated and performing senior executives of BioTime.

We have also agreed to pay the cost of round trip travel, in accordance with our employee travel policies, for Mr. Skibsted to return to his home in Southern California on a weekly basis for a period of one year.

Mr. Skibsted’s Employment Agreement contains provisions entitling him to severance benefits in the event that his employment is terminated by us without “cause” as defined in his Employment Agreement, or following a “Change of Control” of BioTime.  If we terminate Mr. Skibsted’s employment without “cause”, the severance benefits will be payment of six months base salary and his then unvested stock options will vest.  In addition, for a period of six months we will pay any health insurance benefits that Mr. Skibsted was receiving at the time of termination of his employment under a BioTime employee health insurance plan subject to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”).  However, if the termination of his employment without “cause” occurs within twelve months following a “Change of Control” and he has been employed by us for two or more years, his severance benefits will include twelve months base salary.  In order to receive the severance benefits, Mr. Skibsted must execute a general release of all claims against BioTime and must return all BioTime property in his possession.

“Change of Control” means (A) the acquisition of our voting securities by a person or an Affiliated Group entitling the holder to elect a majority of our directors; provided, that an increase in the amount of voting securities held by a person or Affiliated Group who on the date of the Employment Agreement beneficially owned (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder) more than 10% of our voting securities shall not constitute a Change of Control; and provided, further, that an acquisition of voting securities by one or more persons acting as an underwriter in connection with a sale or distribution of voting securities shall not constitute a Change of Control, (B) the sale of all or substantially all of our assets; or (C) a merger or consolidation in which we merge or consolidate into another corporation or entity in which our shareholders immediately before the merger or consolidation do not own, in the aggregate, voting securities of the surviving corporation or entity (or the ultimate parent of the surviving corporation or entity) entitling them, in the aggregate (and without regard to whether they constitute an Affiliated Group) to elect a majority of the directors or persons holding similar powers of the surviving corporation or entity (or the ultimate parent of the surviving corporation or entity). A Change of Control shall not be deemed to have occurred if all of the persons acquiring our voting securities or assets, or merging or consolidating with us, are one or more of our direct or indirect subsidiaries or parent corporations. “Affiliated Group” means (A) a person and one or more other persons in control of, controlled by, or under common control with, such person; and (B) two or more persons who, by written agreement among them, act in concert to acquire voting securities entitling them to elect a majority of our directors. “Person” includes both people and entities.

The foregoing description of Mr. Skibsted’s Employment Agreement is a summary only, does not purport to be complete, and is qualified by the terms of his Employment Agreement which is filed as an exhibit to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated November 16, 2015, between BioTime, Inc. and Russell Skibsted

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: November 16, 2015	By:	/s/Aditya Mohanty
Co-Chief Executive Officer